                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                         Date of Report: July 18, 2001


                      MEDIACOM COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)


            Delaware                      0-29227               06-1566067
  (State or other jurisdiction        (Commission File         (IRS Employer
of incorporation or organization)         Number)           Identification No.)


                              100 Crystal Run Road
                           Middletown, New York 10941
                    (Address of principal executive offices)


                 Registrant's telephone number: (845) 695-2600

Item 2.   Acquisition or Disposition of Assets.

     On February 26, 2001, Mediacom Communications Corporation (the "Company") entered into four separate definitive asset purchase agreements with AT&T Broadband, LLC under which various affiliates of AT&T Broadband agreed to sell to the Company certain cable television systems in Georgia, Illinois, Iowa and Missouri, subject to several closing conditions.

     On June 29, 2001, the Company completed the acquisition of AT&T cable systems serving approximately 94,000 basic subscribers in Missouri. The purchase price for the Missouri systems was approximately $309 million, after preliminary closing adjustments. This transaction comprises cable systems serving Columbia, Jefferson City and Springfield, Missouri.

     On July 18, 2001, the Company completed the acquisitions of AT&T cable systems serving approximately 706,000 basic subscribers in Georgia, Illinois and Iowa. The aggregate purchase price for these cable systems was approximately $1.79 billion, after preliminary closing adjustments. These transactions include cable systems serving the cities and surrounding communities of Albany, Columbus, Tifton and Valdosta, Georgia; Charleston, Carbondale, Effingham, Marion, Moline and Rock Island, Illinois; and Ames, Cedar Rapids, Clinton, Davenport, Des Moines, Dubuque, Fort Dodge, Iowa City, Mason City and Waterloo, Iowa.

     The AT&T systems were acquired by operating subsidiaries of Mediacom Broadband LLC, a newly-formed, wholly-owned subsidiary of the Company. The aggregate purchase price of $2.1 billion for the AT&T systems, together with related fees and expenses and working capital, was financed through a combination of:

  . Borrowings under the credit facility of the operating subsidiaries of Mediacom Broadband in the amount of $855.0 million;

  . Borrowings under the credit facilities of the operating subsidiaries of Mediacom LLC, a wholly-owned subsidiary of the Company, in the amount of $275.0 million;

  . Gross proceeds from the Company's sale of its Class A common stock in the amount of $455.1 million;

  . Gross proceeds from the Company's sale of its 5.25% Convertible Senior Notes in the aggregate principal amount of $172.5 million; and

  . Gross proceeds from Mediacom Broadband's sale of its 11% Senior Notes in the aggregate principal amount of $400.0 million.

     Upon completion of this series of transactions with AT&T Broadband, the Company became the 8th largest cable television operator in the United States based on customers served, with cable systems passing approximately 2.6 million homes and serving approximately 1.6 million basic subscribers in 23 states.

Item 7.  Financial Statements and Exhibits.

(a)  Financial Statements

     The financial statements of the Georgia Mediacom Systems, the Southern Illinois Mediacom Systems, the Iowa Mediacom Systems and the Missouri Mediacom Systems have been previously reported (as defined in Rule 12b-2 under the Securities Exchange Act of 1934) in Amendment No. 1 to the Company's Current Report on Form 8-K, dated February 26, 2001, filed with the Securities and Exchange Commission on June 6, 2001.

(b)  Pro Forma Financial Information

     The pro forma information relating to the transactions described in Item 2 of this report has been previously reported in Amendment No. 1 to the Company's Current Report on Form 8-K, dated February 26, 2001, filed with the Securities and Exchange Commission on June 6, 2001.


(c)  Exhibits:


 Exhibit
 Number                                    Exhibit Description
 ------                                    -------------------
  2.3      Asset Purchase Agreement, dated February 26, 2001 among the Company and AT&T
           Broadband, LLC and affiliates thereto (the "AT&T Broadband Parties") (Central
           Missouri)*

  2.4      Asset Purchase Agreement, dated February 26, 2001 among the Company and the AT&T
           Broadband Parties (Georgia)*

  2.5      Asset Purchase Agreement, dated February 26, 2001 among the Company and the AT&T
           Broadband Parties (Iowa/Illinois)*

  2.6      Asset Purchase Agreement, dated February 26, 2001 among the Company and the AT&T
           Broadband Parties (Southern Illinois)*

___________
* Filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 Mediacom Communications Corporation
                                    (Registrant)



Date: July 31, 2001              By:  /s/ Mark Stephan
                                    -------------------------------
                                      Mark Stephan
                                      Senior Vice President
                                       and Chief Financial Officer